Exhibit 10.7

Amendment dated February 1, SolarWindow Technologies, Inc Amendment Separation Agreement Company indirectly owned subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities, Vector Asset Management, Inc ., Bhogal Designated Service Provider VAMI ) and Jatinder S. VAMI and the Designated Service Provider are sometimes herein referred to collectively as the Consultant or Consulting Group Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Separation Agreement . Whereas the Separation Agreement provides that VAMI and the Designated Service Provider would continue to provide consulting services to the Company on an as needed basis during the Extended Consulting Term, until such time as the Consulting Services were until terminated by either (i) the Company to the Company . Whereas the Consulting Services have not been terminated as of the date hereof. Whereas the parties desire to set forth a description and scope of the Consulting Services to be provided by VAMI and the Designated Service Provider during the Extended Consulting Period, and in connection therewith amend the compensation payable to VAMI for such services . Accordingly, the parties agree as follows: 1. Consulting Services . (a) Services . During the term of this Agreement, Consultant will provide Consulting Services, through the Designated Service Provider, to the Company as described on Exhibit A hereto, as well as any other Consulting Services that the Company, from time to time may reasonably request . VAMI represents that it, and the Designated Service Provider, has the qualifications, the experience, and the ability to properly perform the Consulting Services . Each of VAMI and the Designated Service Provider shall use its or his best efforts to perform the Consulting Services such that the results are satisfactory to the Company . (b) Fees and Expenses . As consideration for the Consulting Services to be provided and the other obligations of Consulting Group hereunder, the Company shall pay to VAMI the amounts specified in Exhibit B Fees Exhibit B , VAMI expenses incurred by it in connection with providing the Consulting Services Reimbursable Expenses of Fees and Reimbursable Expenses shall be made on the dates and times set forth in Exhibit B . (c) No Benefits . VAMI and the Designated Service Provider acknowledge and agree that the Designated Service Provider shall not be eligible for any employee benefits offered by the Company and, to the extent the Designated Service Provider otherwise would be eligible for any such employee benefits but for the express terms of this Agreement, the Designated Service Provider hereby expressly declines to participate in such employee benefits . 1. . The Company shall not supervise the Consulting Group as to the performance the Consulting Services. All of the Consulting Services will be as agreed Authorized Representative between VAMI The Designated Service Provider Board

Board, concerning the Consulting Services performed under this Agreement . The nature and frequency of these reports will be left to the discretion of the Board or the Authorized Representative, as the case may be . 3 . Term and Termination . Unless earlier terminated by either the Company or VAMI, the Consulting Services and the Extended Consulting Term, unless otherwise extended by written agreement signed by all parties hereto, shall terminate automatically on the five (5) month anniversary of this Amendment ten (10) calendar Amended Term . Either party may terminate the Consulting Services, at any time upon given in accordance with the Separation Agreement. In the event of such termination, Consultant shall be paid for any portion of the Consulting Services that have been performed prior to the date of the notice of termination . Termination of the Consulting Services and the Extended Consulting Term ; however , such termination shall not terminate or mitigate VAMI and the Separation Agreement or any other agreement by and among VAMI and/or the Designated Service Provider on the one hand, and the Company on the other hand . 4. Continuing Effectiveness of the Separation Agreement . To avoid any ambiguity, except as amended hereby, the terms and conditions of the Separation Agreement remain in full force and effect. IN WITNESS WHEREOF , the Parties have executed this Amendment as of the date first above written. SolarWindow Technologies, Inc. By: Name: Title: Director and Authorized Signatory Vector Asset Management, Inc. By: Name: Jatinder S. Bhogal Title: President Designated Service Provider Name: Jatinder S. Bhogal

EXHIBIT A DESCRIPTION OF CONSULTING SERVICES Description of Services Schedule/Deadline 1. subsidiary and the winding - affairs in South Korea ; and, in connection therewith engaging in discussions with, among others, most recent President and Chief Executive Officer, and the Representative Director of the South Korean Subsidiary to obtain from Mr . Rhee (i) his resignation as the Representative Director of the Korean Subsidiary, (ii) the removal of Rhee appointed directors of the Korean Subsidiary, (iii) identification of the location, and the return of all Company property in South Korean, (iv) the culling of all material, documentation, books and records required in order for the Company to complete its audit and satisfy its reporting obligations in Canada and the USA (v) any assistance Rhee could provide in connection with the dissolution of the Korean subsidiary, and (vi) such other matters as may be necessary or desirable in order Korea. general counsel and its South Korean legal counsel, LAB Partners, who may be directed to provide supervisory guidance to Rhee in effectuating the foregoing . Immediate Attention Required. 2. operations, assets (inclusive of IP), personnel, and commercialization model and provide your independent written report containing your conclusions as to the viability of the your recommendations as to changes and modifications. Within 90 days of the date of this Amendment, or sooner 3. current financial status and preparation and submission of your independent report as to the adequacy of current capital to fund operations to commercialization whether under the current operating model or any suggested alternative model ; and, in connection therewith your exploration of, and suggestions and analysis as to, viable financing options that may be available to the Company in order to effect alternative commercialization pathways . Prior to the five - month anniversary of this Amendment.

EXHIBIT B COMPENSATION 1. In consideration of the Consulting Services rendered pursuant to this Amendment, the Company shall pay VAMI a fee calculated at the rate of $300 per hour, payable monthly in arrears within receipt and approval of invoice to the Company. Provided, however, u liability for all Consulting Services performed in any month during the Amended Term, shall not exceed $15,000. 2. Consultant shall also be entitled to reimbursement of reasonable expenses incurred on submission of appropriate receipts for any such expenses. Notwithstanding the foregoing, Consultant shall not incur any one expense more than $500 or aggregate monthly expenses more than $2,500. Payment of